EXHIBIT 3.2

BYLAWS
OF
SOLAR ENERGY TOWERS, INC.

ARTICLE I
OFFICES

1. Registered Office and Registered Agent. The registered office of Solar Energy Towers, Inc., a Washington corporation (the “Corporation”), shall be in the State of Washington and located at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as required by law. The registered agent in the State of Washington shall have a business office identical with such registered office.

2. Other Offices. The Corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

ARTICLE II
SHAREHOLDERS’ MEETINGS

1. Meeting Place. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such other place as determined from time to time by the Board of Directors. The notice of the meeting shall state the place where the meeting will be held.

2. Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of other business as may properly come before the meeting shall be held each year on the first Wednesday in March at the hour of 10 a.m., if not a legal holiday, and if a legal holiday, then on the next business day following, at the same hour.

3. Annual Meeting - Order of Business. At the annual meeting of shareholders, the order of business shall be as follows:

(a) the meeting shall be called to order;

(b) the proof of notice of the meeting, or the filing of a waiver, shall be provided;

(c) the minutes of the last annual meeting shall be read;

(d) the reports of the officers shall be read;

(e) the reports of the committees shall be read;

(f) the directors shall be elected; and

(g) the miscellaneous business shall be conducted.

4. Special Meeting. A special meeting of the shareholders may be called for any purpose at any time by the Chief Executive Officer, the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting. Business transacted at any special meeting of the shareholders shall be limited to the express purposes stated in the notice of the special meeting. The Board of Directors may designate any location as the place of any special meeting called by the Chief Executive Officer, the President or the Board of Directors, and a special meeting called at the request of the shareholders shall be held at any place determined by the Board of Directors and described in the notice of such meeting.

5. Notice of Shareholders’ Meeting. Notice of the date, time, and place of an annual meeting or a special meeting of the shareholders shall be given by the Secretary or persons authorized to call the meeting by transmitting to the shareholders entitled to vote at the meeting a written or printed notice of the meeting no fewer than ten (10) days nor more than sixty (60) days prior to the meeting; except that a notice of a shareholders’ meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B.12.020 (or any successor statute), or the dissolution of the Corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. If the meeting is a special meeting, the notice shall also include a description of the purpose or purposes for which the meeting is called. Notice of an annual meeting or a special meeting may be transmitted by mail; private carrier; personal delivery; telegraph; teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder’s address appearing on the stock transfer books of the Corporation.

6. Waiver of Notice. Notice of the date, time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by the shareholder’s attendance at the meeting in person or by proxy, unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice shall be bound by the proceedings of any such meeting in all respects as if notice had been given.

7. Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment, the Board of Directors may provide that the stock transfer books shall be closed for a stated period no fewer than ten (10) days prior to such meeting and no more than seventy (70) days prior to such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any determination of the shareholders, such date to be no more than seventy (70) days and no fewer than ten (10) days prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the day before the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

8. Shareholders’ List for Meeting. At least ten (10) days before a meeting of the shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date which are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, the shareholder’s agent, or the shareholder’s attorney may inspect the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, shareholder’s agent, or shareholder’s attorney may inspect the list at any time during the meeting or any adjournment. The refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at the meeting.

9. Voting of Shares. Except as otherwise provided by the Articles of Incorporation or by these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in the shareholder’s name on the stock transfer books of the Corporation. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote and represented in a meeting shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

10. Quorum and Adjourned Meetings. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

11. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

12. Shareholder Presence - Conference Call. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating by conference telephone or similar communication equipment shall be deemed present in person at a meeting.

13. Action by Shareholders without a Meeting.

(a) Any action required or which may be taken at a meeting of shareholder of the Corporation may be taken without a meeting or a vote in the manner set forth in the Articles of Incorporation.

(b) If the Articles of Incorporation do not provide for the taking of an action by shareholders without a meeting, any action required or which may be taken at a meeting the shareholders of the Corporation may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing he action taken, signed by all the shareholder entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. Action taken in accordance with this subsection (b) shall be effective when all written consents have been delivered to the Corporation, unless the consent specifies a later effective date.

ARTICLE III
BOARD OF DIRECTORS

1. General Powers. The management of all of the affairs, property, and interest of the Corporation shall be vested in the Board of Directors, except as otherwise provided by the Washington Business Corporation Act or the Articles of Incorporation. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all powers of the Corporation and do any acts that the shareholders direct to be performed which are not prohibited by law, the Articles of Incorporation, or these Bylaws.

2. Number and Election. Unless the Articles of Incorporation provide otherwise, the number and election of directors shall be as follows. The number of directors of the Corporation shall consist of a minimum of one (1) and a maximum of nine (9) directors. The number of directors may be increased or decreased from time to time by amending this Section 2, provided that (a) any amendment may be made by a vote of the directors, (b) no decrease shall have the effect of shortening the term of any incumbent director, and (c) the Board of Directors shall consist of at least one person. A director shall be elected for a term of one year and shall hold office until the director’s successor is elected and qualified or until there is a decrease in the number of directors. A director need not be a shareholder or resident of the State of Washington.

3. Duties. A director shall perform the duties of a director, including the duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner the director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing the duties of a director, the director may rely upon information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by:

(a) one or more officers or employees of the Corporation that the director believes to be reliable and competent in the matter presented;

(b) legal counsel, public accountants, or other persons as to matters that the director believes to be within such person’s professional or expert competence; or

(c) a committee (of which the director is not a member) of the Board of Directors, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within the committee’s designated authority, so long as the director reasonably believes the committee merits confidence.

A director is not acting in good faith if the director has knowledge concerning the matter in question which makes reliance otherwise permitted above unwarranted.

4. Resignation. Any director may resign at any time by delivering written notice to the Secretary of the Corporation.

5. Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of the director’s predecessor and until the director’s successor is elected and qualified. Any directorship to be filled due to an increase in the number of directors shall be filled, by a vote of the holders of a majority of the shares entitled to vote, for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

6. Removal of Directors. At a meeting of the shareholders called expressly for that purpose, the entire Board of Directors, or any member, may be removed in the following manner: (a) by a vote of the holders of a majority of the shares entitled to vote at an election of directors; but, (b) if cumulative voting is permitted by the Articles of Incorporation, and if less than the entire Board of Directors is to be removed, a single director may not be removed if the votes cast against the director’s removal would be sufficient to elect the director if cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which the director is a member.

7. Meetings of the Board of Directors.

(a) Annual Meetings. The first meeting following shareholder election of the Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the adjournment of the annual meeting of shareholders. The meeting shall be held at the same place as the preceding shareholders’ meeting unless some other place is specified by resolution of the shareholders or the Board of Directors.

(b) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office of the Corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors may from time to time designate.

(c) Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer, the President or, in his or her absence, by any director, to be held at the registered office of the Corporation or at such other place or places as the Board of Directors may from time to time designate. Such notice shall specify the business to be transacted at the meeting.

(d) Notice of Meetings and Waiver. Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least two (2) days’ notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or Bylaws require otherwise. Notice may be given by e-mail, telegraph, telephone, facsimile, mail or personally. If e-mailed, notice shall be deemed delivered when sent two (2) days in advance of the meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail, first-class postage prepaid, five (5) days in advance of the meeting. Notice of any meeting of the Board of Directors may be waived in a signed writing, delivered to the Corporation for inclusion in the minutes, by any director at any time, either before or after the meeting, and attendance or participation at the meeting shall constitute a waiver of any required notice of the meeting except where a director attends for the express purpose of objecting to the holding of the meeting or the transaction of any business because the meeting was not lawfully convened, and the director does not thereafter vote for or assent to action taken at the meeting.

(e) Action of Directors by Communications Equipment. Members of the Board of Directors and any committee thereof may participate at a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other during the meeting. A director participating by these means is deemed to be present in person at a meeting.

(f) Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

(g) Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless: (1) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of such action.

8. Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the Board of Directors, or a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or its committee sign, either before or after the action is taken, a written consent(s) setting forth the action to be taken and deliver said consent(s) to the Corporation for inclusion in the minutes or for filing with the corporate records. Such consent shall have the same effect as a unanimous vote at a meeting.

9. Executive and Other Committees. The Board of Directors, from its own number, may appoint standing or temporary committees from time to time and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board of Directors. Each committee must have two or more members. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except that the Executive Committee shall not have the authority to:

(a) authorize distributions, except at a rate or in periodic amounts as determined by the Board of Directors;

(b) approve or recommend to the shareholders actions or proposals required by the Washington Business Corporation Act to be approved by the shareholders;

(c) fill vacancies on the Board of Directors or any of its committees;

(d) amend the Articles of Incorporation pursuant to RCW 23B.10.020 (or any successor statute), or adopt, repeal, or amend the Bylaws;

(e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

(f) fix compensation of any director for serving on the Board of Directors or on any committee;

(g) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; or

(h) appoint other committees or members of other committees of the Board of Directors.

10. Compensation. No stated compensation shall be paid to directors, as such, for their services. By resolution of the Board of Directors, however, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that this shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed like compensation for attending committee meetings.

11. Loans. The Corporation shall not lend money to or guarantee the obligation of a director of the Corporation unless either: (a) the particular loan or guarantee is approved by a vote of the holders of a majority of the shares represented by the outstanding voting shares of all classes, except the shares of the benefited director, or, (b) the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees.

12. Liability. In addition to any other liabilities imposed by law upon directors of the Corporation, unless the directors comply with Section 3 of this Article and the Articles of Incorporation so provide:

(a) a director of the Corporation who votes for or assents to any distribution of the assets of the Corporation to its shareholders contrary to RCW 23B.06.400 (or any successor statute), or other provision of the Washington Business Corporation Act (the “Act”), or contrary to any restrictions contained in the Articles of Incorporation, shall be personally liable to the Corporation for the amount of the distribution in excess of the amount which could have been paid or distributed without a violation of RCW 23B.06.400 (or any successor statute), the other provisions of the Act, or the restrictions in the Articles of Incorporation, if it is established that the director did not perform his or her duties in compliance with RCW 23B.08.300 (or any successor statute), and other provisions of the Act;

(b) a director of the Corporation who votes for or assents to any distribution of the assets of the Corporation for the purchase of the Corporation’s shares contrary to the provisions of the Act shall be personally liable to the Corporation for the amount of consideration paid for such shares in excess of the maximum amount which could have been paid without a violation of the provisions of the Act;

(c) a director of the Corporation who votes for or assents to any distribution of assets of the Corporation to its shareholders during the liquidation of the Corporation, without the payment and discharge of, or making adequate provision for, all known debts, obligations, and liabilities of the Corporation, shall be personally liable to the Corporation for the value of such assets which are distributed, to the extent that the debts, obligations, and liabilities of the Corporation are not paid and discharged; and

(d) a director of the Corporation who votes for or assents to the making of a loan secured by shares of the Corporation shall be personally liable to the Corporation for the amount of such loan until its repayment, unless approved as provided in Section 11 of this Article.

Any director held liable pursuant to this Article for a distribution of assets of the Corporation is entitled to contribution from each shareholder for the amount the shareholder accepted or received knowing the distribution was made in violation of RCW 23B.06.400 (or any successor statute), the Act, or the Articles of Incorporation. Any director held liable pursuant to this Article of a distribution of assets of the Corporation is entitled to contribution from every other director who could be held liable under this Article for the unlawful distribution.

ARTICLE IV
OFFICERS

1. Designations. The Corporation shall have a Chief Executive Officer, a President and a Secretary, and other officers as the Board of Directors may designate, which may include one or more Vice Presidents, one or more Executive Vice Presidents, Assistant Secretaries, a Treasurer, and Assistant Treasurers. An officer shall be elected for one year by the Board of Directors at its first meeting after the organizational meeting of shareholders and shall hold office until the officer’s successor is elected and qualified. Any two or more offices may be held simultaneously by the same person. The Board of Directors may delegate to any officer the authority to appoint subordinate officers.

2. Duties of the Officers. The duties of the officers shall be as follows:

(a) Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the direction and control of the Board of Directors, general control and management of the business affairs and policies of the Corporation. The Chief Executive Officer shall act as liaison from and as spokesperson for the Board of Directors. The Chief Executive Officer shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The Chief Executive Officer shall possess power to sign all certificates, contracts and other instruments of the Corporation. Unless a Chairman of the Board of Directors has been appointed and is present, the Chief Executive Officer shall preside at all meetings of the shareholder sand of the Board of Directors. The Chief Executive Officer shall perform all such other duties as are incident to the office of Chief Executive Officer or are properly required by the Board of Directors.

(b) President. The President shall be the subject to the direction and control of the Chief Executive Officer and Board of Directors, and shall have general active management of the business of the Corporation. The President shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The President shall possess power to sign all certificates, contracts and other instruments of the Corporation. The President shall perform all such other duties as are incident to the office of President or are properly required by the Board of Directors.

(c) Vice President. During the absence or disability of the President, the Executive Vice President, if any, and the Vice President in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Executive Vice President and Vice President shall have such powers and discharge such duties as may be assigned to such officer from time to time by the Board of Directors.

(d) Secretary and Assistant Secretary. The Secretary shall issue notices for all meetings, except notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders and directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books and records, shall be responsible for authenticating records of the Corporation, and shall make such reports and perform such other duties as are incident to the office, or are properly required of the officer by the Board of Directors. The Secretary shall possess power to sign all certificates, contracts and other instruments of the Corporation, as directed by the Chief Executive Officer or President of the Corporation. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as directed by the Chief Executive Officer, the President or the Board of Directors.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the care and custody of all moneys and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall deposit all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the Board of Directors from time to time as may be required of the Treasurer an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to the office or that are properly required of the Treasurer by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as directed by the Chief Executive Officer, the President or the Board of Directors.

3. Delegation. If any officer of the Corporation and any person authorized to act in such officer’s place are absent or unable to act, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, director, or other person that the Board of Directors may select.

4. Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.

5. Other Officers. The Board of Directors may appoint such other officers and agents as it deems necessary or expedient. Those officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

6. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

7. Term and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

8. Standard of Conduct. Nondirector officers with discretionary authority will be held to the same standards of conduct as directors.

9. Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned upon faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE V
SHARE CERTIFICATES

1. Consideration for Shares. Consideration for shares may consist of cash, promissory notes, services performed, contracts for services to be performed, or any other tangible or intangible property. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.

2. Issuance, Form and Execution of Certificates. Each certificate representing shares may state upon the face of the certificate the par value of each share or may state that the shares are without par value.

No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Certificates for shares of the Corporation shall be in a form consistent with the provisions of the Washington Business Corporation Act and shall state: (a) the name of the issuing Corporation and that the Corporation is organized under the laws of this state; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which the certificate represents; and (d) if the Corporation is authorized to issue shares of more than one class, that upon request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

Certificates of stock shall be issued in numerical order. Each certificate issued shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile of the seal of the Corporation. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If the officer that signed, either manually or in facsimile, a share certificate does not hold office when the certificate is issued, the certificate is nevertheless valid.

3. Fractional Shares or Scrip. The Corporation may, but shall not be obliged to, issue a certificate for a fractional share, which shall entitle the holder to exercise voting rights, to receive dividends, and to participate in any of the assets of the Corporation in the event of liquidation. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In lieu of fractional shares, the Board of Directors may: (a) dispose of a fractional interest by paying in cash the fair value of the fractional interest as of the time when those entitled to receive such shares are determined, or (b) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of scrip aggregating a full share.

4. Transfers. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Before a new certificate is issued, the old certificate shall be surrendered for cancellation. Restrictions on the transfer of shares that the Board of Directors may from time to time adopt are valid and enforceable to the extent permitted by Washington law. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and record transfers of shares.

5. Mutilated, Lost or Destroyed Certificates. If any stock certificate is mutilated, lost or destroyed, it may be replaced upon proof of such mutilation, loss, or destruction. The Board of Directors may require the shareholder to provide a satisfactory bond or indemnity to the Corporation in such sum as determined by the Board of Directors or may impose other conditions or establish other procedures as it deems necessary.

6. Registered Owner. Only registered shareholders shall be considered as holders of the stock standing in their respective names. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not the Corporation has express or other notice of such claim or interest, except as expressly provided by the laws of the State of Washington.

7. Closing Stock Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for the payment of any distribution, the allotment of rights, the conversion or exchange of any securities by their terms or any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) (or in the case of a merger, dissolution, amendment of the Articles of Incorporation, or sale of assets, twenty (20)) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to a distribution, the date on which the Board adopted the resolution declaring the dividend shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall be the record date unless Washington law requires fixing a new record date.

8. Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Board of Directors may determine or, in the absence of such determination, by the Chief Executive Officer or the President of the Corporation.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

1. Definitions.

(a) “Director” means any person who is or was a director of the Corporation and any person that, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan;

(b) “Expenses” means costs and attorneys’ fees;

(c) “Official capacity” means: (1) when used with respect to a director, the office of director in the Corporation, and (2) when used with respect to a person other than a director as contemplated in Section 10 of this Article, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation; but shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan;

(d) “Party” means a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding or who is otherwise involved in a proceeding (including, without limitation, a witness); and

(e) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative.

2. Indemnification Generally. Unless the Articles of Incorporation provide otherwise, indemnification shall be as described in this Article.

3. Director Indemnity; Proceeding Not by or in Right of Corporation. The Corporation may indemnify any director made a party to any proceeding, other than a proceeding by or in the right of the Corporation, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with such proceeding if:

(a) the director conducted himself or herself in good faith, and: (1) if the conduct involved his or her own official capacity with the Corporation, that he or she reasonably believed his or her conduct to be in the Corporation’s best interests, or (2) in all other circumstances, that he or she reasonably believed that his or her conduct was not opposed to the Corporation’s best interests; and

(b) in a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not be determinative of itself that the director did not meet the requisite standard of conduct set forth in this Section.

4. Director Indemnity; Proceeding by or in Right of Corporation. The Corporation may indemnify any director made a party to any proceeding by or in the right of the Corporation against reasonable expenses actually incurred by the director in connection with such proceeding if the director conducted himself or herself in good faith; and

(a) if the conduct was in the director’s official capacity with the Corporation and the director reasonably believed that his or her conduct was in the Corporation’s best interests; or

(b) if the director reasonably believed that his or her conduct was not in opposition to the Corporation’s best interests; provided that, no indemnification shall be made pursuant to this Section if such person is adjudged liable to the Corporation.

5. No Indemnity When Director Receives Benefit. A director shall not be indemnified under Section 2 or 3 of this Article in any proceeding, whether or not the director acted in his or her official capacity, if the director was adjudged liable because the director personally received a benefit in money, property, or services to which the director was not legally entitled.

6. Director Indemnity by Corporation or Court Order. Unless otherwise limited by the Articles of Incorporation:

(a) a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 or 3 of this Article shall be indemnified for reasonable expenses incurred by the director in connection with the proceeding; or

(b) a court of appropriate jurisdiction, which may be the same court in which the proceeding involving the director’s liability took place, upon application of the director and such notice as the court shall require, shall have authority to order indemnification of the director in the following circumstances:

(1) If the court determines that the director is entitled to indemnification under Paragraph (a) of this Section, the court shall order such indemnification, which shall include expenses incurred in obtaining such indemnification; or

(2) If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standards of conduct set forth in Section 2 or 3 of this Article or was adjudged liable under Section 4 of this Article, the court may order such indemnification as the court shall deem proper, except that such indemnification shall be limited to expenses for any proceeding referred to in Section 3 of this Article and any proceeding referred to in Section 4 in which the director was adjudged liable of this Article.

7. Determination of Propriety of Director Indemnification. The Corporation shall not indemnify the director pursuant to Section 2 or 3 of this Article unless it has been determined that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the applicable Section. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors that are not parties to such proceeding; or

(b) if such a quorum cannot be obtained, then by a majority vote of a committee to the Board of Directors, duly designated to act in the matter by a majority vote of the full Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors that are not parties to such proceeding; or

(c) by written opinion by legal counsel selected by the Board of Directors or a committee to the Board of Directors by vote as set forth in Paragraph (a) or (b) of this Section, or if the requisite quorum of the full Board of Directors cannot be obtained and such committee cannot be established, then by a majority vote of the full Board of Directors (in which selection directors who are parties may participate), provided that, an attorney, or a firm having associated with it an attorney, retained by or that has performed services within the past three years for the Corporation or any party to be indemnified may not serve as such legal counsel; or

(d) by a majority vote of the shareholders.

After determining that indemnification of the director is permissible, the Board of Directors, the committee to the Board of Directors, or the shareholders may authorize the indemnification of the director and may determine the reasonableness of the expenses incurred by the director in the manner described in Paragraphs (a), (b) and (d). If the determination that indemnification of the director is permissible was made by legal counsel as described in Paragraph (c), then the authorization of indemnification and the determination of the reasonableness of the expenses incurred by the director shall be made in the manner specified in Paragraph (c) of this Section for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this Section.

8. Payment of Expenses Before Final Disposition of Proceeding. Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding on the following conditions:

(a) upon receipt by the Corporation of a written promise by or on behalf of the director to repay such amount if it is ultimately determined that the director has not met the standard of conduct necessary for indemnification by the Corporation as authorized by this Article; and

(b) either:

(1) Upon a determination as described in Section 6 of this Article that the information then known (i.e., without undertaking further investigation) to those making the determination does not establish that indemnification would not be permissible under Section 2 or 3 of this Article; or

(2) Upon receipt by the Corporation of a written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Article.

The agreement required by Paragraph (a) of this Section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this Section may be authorized in the manner specified in Section 6 of this Article.

9. Additional Indemnification. The Corporation shall have the power to make or agree to any further indemnity, including the advance of expenses, to any director that is authorized by the Articles of Incorporation, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, provided that no such indemnity shall indemnify any director for acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or for conduct of such director finally adjudged to be in violation of RCW 23B.08.310 (or any successor statute), or for any transaction with respect to which it was finally adjudged that such director personally received benefit in money, property, or services to which the director was not legally entitled. Unless the Articles of Incorporation, a Bylaw, or a resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with Section 6 of this Article. Each such indemnity may continue as to a person who has ceased to be a director and may inure to the benefit of the heirs, executors, and administrators of such a person.

10. Director Acts or Omissions Relating to an Employee Benefit Plan. For purposes of this Article, the Corporation shall be deemed to have requested a director to serve an employee benefit plan if: (a) the performance by the director of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, the director to the plan, its participants, or its beneficiaries; (b) the excise taxes assessed against the director with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines”; and (c) the action taken or omitted with respect to an employee benefit plan, by the director in the performance of the director’s duties with a reasonable belief that it is in the interest of the participants and beneficiaries of the plan, shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

11. Indemnification of Non-Directors. Unless otherwise limited by the Articles of Incorporation:

(a) an officer of the Corporation may seek indemnification and shall be indemnified as provided in Section 5 of this Article for a director;

(b) the Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation as provided in this Article, except that Section 12 of this Article shall not apply to any person other than a director; and

(c) the Corporation may also indemnify an officer, employee, or agent that is not a director to such extent, consistent with law, as provided by the Articles of Incorporation, the Bylaws, a general or specific resolution of the Board of Directors, or a contract.

12. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article.

13. Notice to Shareholders of Indemnification. The shareholders shall be notified of the indemnification of any person in accordance with this Article, including any payment or reimbursement of expenses, by a written report sent prior to the notice of the next shareholders’ meeting or sent with such notice. The written report shall contain a brief description of the proceedings involving the person indemnified and the nature and extent of such indemnification.

ARTICLE VII
BOOKS AND RECORDS

1. Books of Accounts, Minutes and Share Register. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain appropriate accounting records and shall maintain all other records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep a copy of the following records at its principal office:

(a) its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(b) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(c) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(d) the financial statements described in RCW 23B.16.200(1) (or any successor statute), for the past three years;

(e) all written communications to shareholders generally within the past three years;

(f) a list of the names and business addresses of its current directors and officers; and

(g) its most recent annual report delivered to the Secretary of State under RCW 23B.16.220 (or any successor statute.

2. Copies of Corporate Records. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders which are certified by the Chief Executive Officer, the President or Secretary.

3. Examination of Records. A shareholder shall have the right to inspect and copy, in person or by his or her attorney or agent, corporate records if the shareholder gives the Corporation written notice of the demand at least five (5) business days before the date the shareholder wishes to inspect and copy. However, to inspect excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, minutes of any shareholders’ meeting, records of action taken without a meeting, accounting records of the Corporation, and the record of shareholders, the shareholder must also show that the demand is in good faith and for a proper purpose, make a demand describing the needed records with reasonable particularity, and show a direct relation between the records and the shareholder’s purpose.

ARTICLE VIII
DISTRIBUTIONS AND FINANCE

1.  Distributions. The Board of Directors may, from time to time, declare, and the Corporation may pay, distributions in cash, property, or its own shares, subject to the conditions and limitations imposed by the State of Washington. The Board of Directors may provide that the stock transfer books be closed for a stated period not exceeding seventy (70) days before the payment of distributions. In lieu of closing the stock transfer books, the Board of Directors may fix a record date for determining shareholders entitled to a distribution. Distributions shall be payable only to those that are holders of record at the close of business on the record date, which shall be a business day not more than seventy (70) days before the date on which the distribution is paid. If no record date is fixed and the transfer books are not closed, the date of the adoption of the Board of Directors’ resolution declaring a distribution shall be the record date.

2.  Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

ARTICLE X
SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors or by usage of the officers on behalf of the Corporation.

ARTICLE XI
RULES OF ORDER

The rules contained in the most recent edition of Robert’s Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors in which those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

ARTICLE XII
NOTICES

Except as otherwise required by law or by other provisions of these Bylaws: (a) any notice to any person may be transmitted by mail; private carrier; personal delivery; telegraph; teletype; or telephone, wire or wireless equipment which transmits a facsimile copy; and (b) if mailed, the notice shall be deemed to have been given on the third day following its deposit in the United States mail, postage prepaid, addressed to the addressee at his or her last known address in the records of the Corporation.

ARTICLE XIII
AMENDMENTS OF THE BYLAWS

1.  By the Shareholders. If the Articles of Incorporation shall so provide, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

2.  By the Board of Directors. If the Articles of Incorporation shall so provide, the Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by a vote of the holders of a majority of the shares entitled to vote at any shareholders’ meeting.

3.  Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear, atomic, or natural disaster.

ADOPTED by resolution of the Corporation’s Board of Directors on the 23rd day of June, 2008.

Thomas E. Puzzo, Secretary